Exhibit (j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Zurich Money Market Fund, Zurich Government Money Fund and Zurich Tax-Free Money Fund (three of the series comprising Zurich Money Funds) in the Zurich Money Funds Prospectus and "Auditors" and "Financial Statements" in the Zurich Money Funds Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 51 to the Registration Statement (Form N-1A, No. 2-51992) of our report dated September 7, 2001 on the financial statements and financial highlights of Zurich Money Market Fund, Zurich Government Money Fund and Zurich Tax-Free Money Fund included in the Zurich Money Funds Annual Report dated July 31, 2001.


                                                         /s/ ERNST & YOUNG LLP
                                                         ERNST & YOUNG LLP



Boston, Massachusetts
November 27, 2001